As filed with the Securities and Exchange Commission on July 8, 2024

Registration No. 333-150479

Registration No. 333-161305

Registration No. 333-169577

Registration No. 333-175465

Registration No. 333-190065

Registration No. 333-217148

Registration No. 333-235607

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-150479

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-161305

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-169577

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-175465

POST-EFFECTIVE AMENDMENT NO. 11 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-190065

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-217148

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-235607

UNDER THE SECURITIES ACT OF 1933

INTELGENX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	4700	87-0638336
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6420 Abrams

Ville Saint Laurent, Quebec

H4S 1Y2, Canada

(514) 331-7440

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ingrid Zerbe

Corporate Secretary

IntelGenx Technologies Corp.,

6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2

(514) 331-7440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Raymer

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

(416) 367-7388

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of IntelGenx Technologies Corp., a Delaware corporation (the "Registrant"), on Form S-1 (collectively, the "Registration Statements"), which have been previously filed with the Securities and Exchange Commission (the "SEC"):

Registration Statement on Form S-1 (File No. 333-150479), originally filed with the SEC on April 28, 2008 and declared effective by the SEC on effective on May 14, 2008;
Registration Statement on Form S-1 (File No. 333-161305), originally filed with the SEC on August 12, 2009 and declared effective by the SEC on September 18, 2009;
Registration Statement on Form S-1 (File No. 333-169577), originally filed with the SEC on September 24, 2010, and declared effective by the SEC on October 19, 2010;
Registration Statement on Form S-1 (File No. 333-175465), originally filed with the SEC on July 11, 2011 and declared effective by the SEC on July 22, 2011;
Registration Statement on Form S-1 (File No. 333-190065), originally filed with the SEC on July 22, 2013 and declared effective by the SEC on December 11, 2013;
Registration Statement on Form S-1 (File No. 333-217148), originally filed with the SEC on April 5, 2017, and declared effective by the SEC on July 11, 2017; and
Registration Statement on Form S-1 (File No. 333-235607), originally filed with the SEC on December 20, 2019 and declared effective by the SEC on January 31, 2020.

As previously disclosed, on May 17, 2024, the Registrant and its subsidiary, IntelGenx Corp., commenced a restructuring plan under the Companies' Creditors Arrangement Act (Canada) (the "CCAA"). In connection therewith, the Québec Superior Court (Commercial Division) issued an initial order granting the Company protection under the CCAA (R.S.C., 1985, c. C-36) and approved the implementation of a sale and investment solicitation process intended to generate interest in either the business or the assets of the Registrant, or in a recapitalization of the Registrant, with the goal of implementing one or more transaction(s). In connection with the foregoing, the offering pursuant to the Registration Statements is being terminated.

In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St- Laurent, Province of Quebec, on this 8th day of July, 2024.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Andre Godin
Name:	Andre Godin
Title:	President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.